UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
  Washington, D.C. 20549
  FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Act of 1934, as amended.

Date of Report (Date of earliest event reported): May 15, 2008

VISION GLOBAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	1040	20-8203420
(State of Incorporation)	(Primary Standard	(IRS Employer ID No.)
	Classification Code

Vision Global Solutions, Inc.

10600 North De Anza Blvd., Suite 250, Cupertino, California 95014

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (408) 873-0400

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Blair Krueger, Esq., Attorney at Law
The Krueger Group, LLP
5510 La Jolla Boulevard
La Jolla, California 92037
Telephone: (858) 729-9997
Facsimile: (858) 729-9995
blair@thekruegergroup.com

All statements contained in this Current Report or in the exhibits furnished with this Current Report, other than statements of historical fact, are forward-looking statements. These statements speak only as of the date of this Current Report and are based on our current plans and expectations, and they involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include those relating to: market acceptance of our products and services; length of sales and implementation cycles for our products and services; our relationships with customers and strategic partners; difficulties in integrating acquired businesses; changes in economic, political or regulatory conditions or other trends affecting the mortgage finance and real estate lending industries; and our ability to attract and retain qualified personnel. Further information about these matters can be found in our Securities and Exchange Commission filings. Except as required by applicable laws or regulations, we do not undertake any obligation to update our forward-looking statements to reflect future events or circumstances.

Item 1.01.	Entry into a Material Definitive Agreement

     On May 14, 2008, Vision Global Solutions, Inc., a Nevada corporation (“VIGS”), and Fortes Financial, Inc., a Delaware corporation (“Fortes”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that VGS Acquisition Corp., a wholly-owned Delaware subsidiary corporation of VIGS, shall merge with and into Fortes, with Fortes continuing as the surviving company (the “Merger”). Thereafter, Fortes shall operate as a wholly-owned subsidiary corporation of VIGS. In the Merger, each outstanding share of Fortes Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be converted, respectively, into one share of VIGS Common Stock, Series A Preferred Stock, Series B Preferred Stock, or Series C Preferred Stock. Thereafter the Series A and Series B Preferred Stock shall also be converted into Common Stock of VIGS on a one-to-one basis under the terms of the Amended Articles described below. All outstanding warrants and options of Fortes shall be exchanged and converted into warrants and options of VIGS on equal terms. Prior to the closing of the Merger, Fortes may issue additional shares of Fortes Series B, and Series C Preferred Stock and warrants to purchase Fortes Common Stock to certain accredited investors who subscribe, respectively, for shares of Fortes Series B, or Series C Preferred Stock currently being offered to accredited investors in a private placement. All of the foregoing additional shares of Fortes Series B and Series C Preferred Stock and common stock purchase warrants may be issued and outstanding prior to the Merger, and would be exchanged, respectively, for VIGS Series B, or Series C Preferred Stock and VIGS common stock purchase warrants in the Merger in the same manner as all other currently authorized shares of Fortes Preferred Stock and Fortes Common Stock and warrants are exchanged. The shares of VIGS Class A Common Stock currently outstanding will remain outstanding as Common Stock and will be unchanged in the Merger. Prior to the closing of the Merger, VIGS shall change its name to “Fortes Financial, Inc.” and upon the closing of the Merger, nominees of Fortes shall assume control of VIGS’ board of directors. A copy of the press release announcing the Merger is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

     The Merger Agreement contains customary representations, warranties and covenants that the parties made to each other, including, among others, covenants by each of VIGS and Fortes to conduct its business in the ordinary course between the signing of the Merger Agreement and completion of the Merger, and to maintain and preserve its business organizations and relationships during such period, except as contemplated by the Merger Agreement. A copy of the Merger Agreement is filed as Exhibit 2.1 to this Current Report, and is incorporated herein by reference, in order to provide investors with information regarding the terms of the Merger Agreement and is not intended to be, and should not be relied upon as, disclosures regarding any facts or circumstances relating to VIGS or Fortes. The representations and warranties contained in the Merger Agreement have been negotiated with the principal purpose of establishing the circumstances in which either party may have the right not to consummate the Merger, or a party may have the right to terminate the Merger Agreement, if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocates risk between the parties, rather than establishing matters as facts. In addition, the representations and warranties contained in the Merger Agreement may also be subject to a contractual standard of materiality different from those generally applicable to investors.

Additional Information About the Proposed Transaction and Where to Find It:

      In connection with the proposed Merger, VIGS and Fortes expect to file, with the SEC, an information statement/prospectus as part of a 8-K or 14C public report regarding the proposed transaction. Investors and security holders are urged to read the information statement/prospectus because it will contain important information about VIGS and Fortes and the proposed transaction. Investors and security holders may obtain a free copy of the definitive information statement/prospectus and other documents when filed by VIGS and Fortes with the SEC at www.sec.gov. Investors and security holders are urged to read the information statement/prospectus and other relevant material when they become available before making any voting or investment decisions with respect to the Merger.

Participants in the Merger

 VIGS, Fortes, their directors and certain of their executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of VIGS and Fortes and their respective interests in the proposed transactions will be set forth or incorporated by reference in the information statement/prospectus that VIGS and Fortes will file with the SEC in connection with the proposed merger transaction. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement/prospectus when it becomes available.

Item 8.01.	Other Events

     The Board of Directors announced today that VIGS has approved a reverse stock split, to become effective on or after June 10, 2008, to effectuate a one-for-80 (1:80) reverse stock split (the “Reverse Split”) of the VIGS’ Common Stock by which each stockholder of VIGS shall receive one share of Common Stock for every 80 shares of Common Stock of the VIGS that they presently own. VIGS also authorized an amendment to its articles of incorporation (the “Amended Articles”) in anticipation of the Merger. A copy of the Amended Articles is filed as Exhibit 2.2 to this Current Report. These corporate actions are not dependent on the Merger. Each of these actions was approved by the majority of the shareholders of VIGS by a Majority Written Consent to Action Taken Without a Meeting Dated May 12, 2008.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits. The following exhibits are or will be filed herewith:

Exhibit
Number	Description

2.1	Agreement and Plan of Merger, dated as of May 14, 2008, between Vision Global Solutions, Inc. and Fortes Financial, Inc.
2.2	Amended Articles of Incorporation of Vision Global Solutions, Inc.
99.1	Press Release, dated May 15, 2008, regarding the Merger

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VISION GLOBAL SOLUTIONS, INC.
Dated: May 15, 2008	By:	/s/ John Kinney
John Kinney
President

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Agreement and Plan of Merger, dated as of May 15, 2008, between Vision Global Solutions, Inc. and Fortes Financial, Inc.
2.2	Amended Articles of Incorporation of Vision Global Solutions, Inc.
99.1	Press Release, dated May 15, 2008, regarding the Merger